Exhibit 99.1

FOR IMMEDIATE RELEASE

CASI PHARMACEUTICALS TO BUILD GMP MANUFACTURING SITE IN WUXI, CHINA

ROCKVILLE, Md. (November 16, 2018) – CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a biopharmaceutical company dedicated to the development and delivery of high quality, cost-effective pharmaceutical products and innovative therapeutics to patients in China and throughout the world, announces that it has entered into framework agreements to build a state-of-the-art manufacturing site strategically located in the Wuxi Huishan Economic Development Zone in Jiangsu Province, China. The Wuxi Huishan Economic Development Zone is a leading science and technology innovation center in the region.

The facility will be designed and constructed based on global cGMP requirements and is expected to have capacity for large scale production. The facility will be a key asset supporting CASI’s growth and commercialization plans with further agreements to be finalized and site construction to begin in mid-2019.

Wei-Wu He, Ph.D., CASI’s Executive Chairman commented, “We are excited about moving forward with building our own manufacturing site as part of our supply chain. The facility will be a core component of our long-term growth strategy as it will give us significantly greater capacity in order to meet the Company’s commercial needs, and also will allow us greater control over quality, cost of goods and to accelerate production schedules. We continue to make progress on all fronts and remain steadfast in our mission to deliver high quality, cost-effective pharmaceutical products and innovative therapeutics to patients.”

About CASI Pharmaceuticals, Inc.

CASI Pharmaceuticals (NASDAQ: CASI) is a U.S.-based biopharmaceutical company dedicated to the development and delivery of high quality, cost-effective pharmaceutical products and innovative therapeutics to patients in China, U.S., and throughout the world. CASI’s product pipeline features three U.S. Food and Drug Administration (FDA)-approved drugs in-licensed from Spectrum Pharmaceuticals, Inc. for China regional rights. These are currently in various stages in the regulatory process for market approval in China. The Company also acquired a portfolio of 25 FDA-approved abbreviated new drug applications (ANDAs), and four pipeline ANDAs that are pending FDA approval from Sandoz, and recently acquired an HBV ANDA from Laurus Labs. CASI is headquartered in Rockville, Maryland and has a wholly owned subsidiary and R&D operations in Beijing, China. More information on CASI is available at www.casipharmaceuticals.com.

CASI Pharmaceuticals, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850

Phone 240.864.2600 /Fax 301.315.2437

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: risks relating to interests of our largest stockholders that differ from our other stockholders; the difficulty of executing our business strategy in China; the risk that we will not be able to effectively select, register and commercialize products from our recently acquired portfolio of abbreviated new drug applications (ANDAs);  our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the China Food and Drug Administration authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; the volatility in the market price of our common stock; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development;  risk that results in preclinical and early clinical models are not necessarily indicative of later clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; and our dependence on third parties. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

EVOMELA®, Marqibo® and Zevalin® are proprietary to Spectrum Pharmaceuticals, Inc. and its affiliates.

CONTACT: CASI Pharmaceuticals, Inc. 240.864.2643 ir@casipharmaceuticals.com	INVESTOR CONTACT: Solebury Trout Jennifer Porcelli 646.378.2962 jporcelli@troutgroup.com Brennan Doyle 617.221.9005 BDoyle@troutgroup.com	MEDIA CONTACT: PressComm PR, LLC Juliette Bogus 410.980.5687 juliettebogus@presscommpr.com

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